Exhibit 10.41

Execution Version

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 11, 2020 (the “Third Amendment Signing Date”), is made among Nabriva Therapeutics Public Limited Company, a public limited company incorporated in Ireland under registration number 599588 and having its registered office at 25-28 North Wall Quay, IFSC, Dublin 1, Ireland (“Parent”), Nabriva Therapeutics Ireland Designated Activity Company, a designated activity company incorporated in Ireland under registration number 612454 and having its registered office at Alexandra House, Office 225/227, The Sweepstakes, Ballsbridge, Dublin 4, D04 C7H2, Republic of Ireland (“Nabriva Ireland”; together with Parent, individually and collectively, jointly and severally, the “Borrower”), Nabriva Therapeutics GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Republic of Austria, having its seat in Vienna and its registered address at Leberstraße 20, 1110 Vienna, Austria and registered with the companies’ register (Firmenbuch) of the commercial court of Vienna (Handelsgericht Wien) under registration number FN262261 Y (“Nabriva Austria”), Nabriva Therapeutics US, Inc., a Delaware corporation (“Nabriva US”), Zavante Therapeutics, Inc., a Delaware corporation (“Zavante”; together with Nabriva Austria and Nabriva US, collectively referred to as the “Guarantors” and each, a “Guarantor”), Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

The Loan Parties, the Lenders and Agent are parties to a Loan and Security Agreement dated as of December 20, 2018, as amended by the First Amendment to Loan and Security Agreement dated September 26, 2019, as amended by the Second Amendment to Loan and Security Agreement dated January 21, 2020 (and as further amended, restated or modified from time to time, the “Loan and Security Agreement”).  Loan Parties have requested that the Lenders agree to certain consents and amendments to the Loan and Security Agreement.  The Lenders have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a)          Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)          Interpretation.  The rules of interpretation set forth in the last paragraph of Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2        Amendments to the Loan and Security Agreement.

(a)          The Loan and Security Agreement shall be amended as follows effective as of the Third Amendment Effective Date:

(i)           New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“Applicable Amount” means Ten Million US Dollars ($10,000,000); provided however, upon the occurrence of the Third Amendment Prepayment, the Applicable Amount shall be Three Million US Dollars ($3,000,000).

“Closing End of Term Charge” has the meaning given to it in Section 2.6.

“Disclosed Matters” means (i) the Loan Parties’ failure to obtain FDA approval for CONTEPO pursuant to that certain Complete Response Letter dated

April 30, 2019 issued by the FDA, and (ii) the Parent’s failure to satisfy Section 7.21(b)(i)(A) prior to the date of the Third Amendment Prepayment.

“Performance Covenant Trigger II Date” means the date that is the later of the dates described in clauses (a) and (b) (both of which must occur in order for the Performance Covenant Trigger II Date to occur): (a) the date Borrower pays the Third Amendment Prepayment and (b) May 1, 2020.

“Third Amendment” means that certain Third Amendment to Loan and Security Agreement, dated as of the Third Amendment Signing Date, and effective as of the Third Amendment Effective Date, by and among Borrower, the Guarantors, Agent and the lenders party thereto.

“Third Amendment Effective Date” has the meaning given to it in the Third Amendment.

“Third Amendment End of Term Charge I” has the meaning given to it in Section 2.6.

“Third Amendment End of Term Charge II” has the meaning given to it in Section 2.6.

“Third Amendment Prepayment” has the meaning given to it in the Third Amendment.

“Third Amendment Prepayment Amount” has the meaning given to it in the Third Amendment.

“Third Amendment Signing Date” means March 11, 2020.

(ii)          Amended and Restated Definitions.  The definition of Performance Covenant Trigger Date is hereby amended and restated as follows:

“Performance Covenant Trigger I Date” means the date that is the later of the dates described in clauses (a) and (b) (both of which must occur in order for the Performance Covenant Trigger I Date to occur): (a) the earliest Advance Date of a Tranche 2 Advance, a Tranche 3 Advance, a Tranche 4 Advance, Tranche 5 Advance, or a Tranche 6 Advance and (b) the date that is six (6) months following the earliest of the (i) achievement of Performance Milestone 1 and (ii) achievement of Performance Milestone 2.  The Loan Parties acknowledge and agree that the Performance Covenant Trigger I Date occurred on February 20, 2020.

(iii)         Section 2.2.  Section 2.2(d) is hereby amended by inserting the following sentence as the third sentence thereof:

As of the Third Amendment Effective Date, and upon the occurrence of the Third Amendment Prepayment, the amortization schedule of principal and interest for payment of the remaining Advances is set forth on Annex A.

(iv)         Section 2.5.  Section 2.5 is hereby amended and restated as follows:

2.5          Prepayment.  At its option upon at least five (5) Business Days prior written notice to Agent, Borrower may prepay all or any portion greater than or equal to Five Million Dollars ($5,000,000) of the outstanding Advances by paying the entire principal balance (or portion thereof), and all accrued and unpaid interest with respect to the principal balance being prepaid, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: other than with respect to the Third Amendment Prepayment Amount, if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.0%; after twelve (12) months but prior to twenty four (24) months following the Closing Date, 2.0%; and thereafter, 1.0% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.  Notwithstanding the foregoing, (a) Agent and Lender agree to waive the Prepayment Charge if Agent, Lender or any of their respective Affiliates (in its sole discretion) agree in writing to refinance the Advances on or prior to the Term Loan Maturity Date and (b) any applicable Prepayment Charge with respect to the Third Amendment Prepayment shall be due and payable in accordance with Section 2.6 of this Agreement.

(v)          Section 2.6.  Section 2.6 is hereby amended and restated as follows:

2.6          End of Term Charges.  On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays all of the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), or (iii) the date that all of the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to (x) $2,432,500 (the “Closing End of Term Charge”), plus (y) $300,000 (the “Third Amendment End of Term Charge I”), plus (z) 6.95% of the aggregate principal amount of all Advances (if any) funded by a Lender to the Borrower after the Third Amendment Signing Date (the “Third Amendment End of Term Charge II”).  Notwithstanding the required payment date of such charges, the Closing End of Term Charge shall be deemed earned by Lender as of the Closing Date, the Third Amendment End of Term Charge I shall be deemed earned by Lender as of the Third Amendment Signing Date and the Third Amendment End of Term Charge II shall be deemed earned by Lender on the date a Term Loan Advance is made after the Third Amendment Signing Date.

(vi)         Section 7.21.  Section 7.21 is hereby amended and restated as follows:

7.21        Financial Covenants.

(a)          Minimum Cash.  At all times, the Loan Parties shall be required to maintain Unrestricted Cash in Deposit Accounts and Securities Accounts held in the United States and Ireland in an amount greater than or equal to the Applicable Amount plus the amount of the Loan Parties’ accounts payable under GAAP not paid after the 90th day following the invoice date for such accounts payable; provided that this Section 7.21(a) shall cease to apply after approval from the FDA of the NDA for CONTEPO with a label generally consistent with the target label included in Borrower’s NDA filing.

(b)          Performance Covenant.

(i) At all times following the Performance Covenant Trigger I Date up to the date the Borrower pays the Third Amendment Prepayment, Parent shall either (A) as determined as of the last day of each month achieve trailing six month Net Product Revenue of an amount greater than or equal to 80% of forecasted trailing six month Net Product Revenue as set forth in the Forecast, or (B) maintain Liquidity (on a consolidated basis) in an amount greater than or equal to the principal balance of then-outstanding Advances plus the amount of the Loan Parties’ accounts payable under GAAP not paid after the 90th day following the invoice date for such accounts payable; provided that for purposes of this covenant “Liquidity” must include a minimum of $40,000,000 in Unrestricted Cash (i.e. not Eligible Accounts).

(ii) At all times on and after the Performance Covenant Trigger II Date, Parent shall either (A) as determined as of the last day of each month, achieve 70% of forecasted trailing six month Net Product Revenue as set forth in the Forecast, or (B) maintain Unrestricted Cash in the United States and Ireland in an amount greater than or equal to $3,000,000.

Borrower shall provide Agent evidence of compliance with the financial covenants under this Section 7.21 upon request in form and substance reasonably requested by Agent.

(vii)        Section 9.3.  Section 9.3 is hereby amended and restated as follows:

9.3          Material Adverse Effect.  A circumstance has occurred that has had a Material Adverse Effect; provided that solely for purposes of this Section 9.3, the failure to achieve Performance Milestone 1, Performance Milestone 2, Performance Milestone 3, Performance Milestone 4, Performance Milestone 5, Performance Milestone 6 or the occurrence of the Disclosed Matters, in each case, in and of itself, shall not constitute a Material Adverse Effect; or

(viii)       Section 9.  Section 9 shall be amended by adding new Section 9.9 as follows:

9.9          Third Amendment Prepayment.  Failure by Borrower to pay the Third Amendment Prepayment no earlier than April 1, 2020, but no later than April 3, 2020.

(b)          Compliance Certificate. Exhibit F of the Loan and Security Agreement, the Compliance Certificate, is hereby amended and restated in its entirety as set forth in Annex B attached hereto.

(c)          References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3        Conditions of Effectiveness.  This Amendment shall become effective (the “Third Amendment Effective Date”) as of the date on which each of the following conditions precedent has been satisfied:

(a)          Fees and Expenses.  The Loan Parties shall have paid (i) all invoiced out-of-pocket costs and expenses of Agent and Lenders including the legal fees and disbursements of counsel to Agent and Lenders (provided that such legal fees and disbursements of outside counsel to the Agent and the Lenders shall not exceed $50,000), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.

(b)          This Amendment.  Agent shall have received this Amendment, executed by Agent, the Lenders and the Loan Parties.

(c)          Consents.  Agent shall have received certified copies of consents from each Loan Party’s respective board of directors (or applicable governing body) evidencing approval of this Amendment.

(d)          Perfection Certificate.  Agent shall have received a Perfection Certificate of Parent in form and substance satisfactory to Agent.

(e)          Power of Attorney.  Agent shall have received a Power of Attorney for Nabriva Ireland in form and substance satisfactory to Agent.

(f)           Representations and Warranties; No Default.  On the Third Amendment Signing Date, the Third Amendment Effective Date, and after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)           The representations and warranties contained in Section 4 of this Amendment shall be true and correct on and as of the Third Amendment Signing Date and Third Amendment Effective Date as though made on and as of each such date; and

(ii)          There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4        Representations and Warranties.  To induce the Lenders to enter into this Amendment, each Loan Party hereby confirms, as of the Third Amendment Signing Date and Third Amendment Effective Date, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date and except that (i) Sections 5.4 shall be qualified by the Disclosed Matters and (ii)  such representations and warranties are deemed updated by the information provided in the Perfection Certificate that was delivered to Agent in connection with this Amendment; (b) that, except for the Disclosed Matters, there has not been and there does not exist a Material Adverse Effect; (c) [reserved]; (d) Lender has and shall continue to have valid, enforceable and perfected first-priority liens, on and security interests in the Collateral and all other collateral heretofore granted by such Loan Party to Lender, pursuant to the Loan Documents or otherwise granted to or held by Lender; (e) the agreements and obligations of such Loan Party contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by such Loan Party will not violate any law, rule, regulation, order, contractual obligation or organizational document of such Loan Party and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.  For the purposes of this Section 4, each reference in Section 6 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 5        Miscellaneous.

(a)          Forecast.  Agent shall have received updated projections in form and substance satisfactory to Agent in its sole discretion, which projections shall constitute “Forecast” as defined in the Loan and Security Agreement.  Such projections were delivered by to and accepted by the Agent on March 10, 2020.

(b)          Third Amendment Prepayment.  Notwithstanding anything to the contrary in the Agreement and the Loan Documents, the Borrower shall prepay a portion of the principal balance of the outstanding Advances equal to Thirty Million Dollars ($30,000,000.00), and all accrued and unpaid interest with respect to such principal balance being prepaid, (the “Third Amendment Prepayment Amount”) no earlier than April 1, 2020, but no later than April 3, 2020 (the “Third Amendment Prepayment”).

(c)          IP Security Agreement.  Within 5 Business Days of the Third Amendment Effective Date, Agent shall have received a supplement to the IP Security Agreement, dated as of December 20, 2018, among the Loan Parties and Agent in form and substance satisfactory to Agent.

(d)          Irish Security Deliverables.  Within 5 Business Days of the Third Amendment Effective Date, Agent shall have received the Irish share security deliverables, required pursuant to Clause 6.2 of the Irish law Debenture dated 18 December 2018 in form and substance satisfactory to Agent.

(e)          Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i)           Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii)          Each Loan Party hereby expressly (1) reaffirms, ratifies and confirms its Obligations under the Loan and Security Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan and Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Obligations under the Loan and Security Agreement, and with effect from (and including) the Third Amendment Signing Date and Third Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Obligations under the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan and Security Agreement and (5) agrees that the Loan and Security Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii)         This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of any Loan Party’s Secured Obligations under or in connection with the Loan and Security Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.

(f)           Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto.

(g)          Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(h)          No Reliance.  Borrower hereby acknowledges and confirms to Agent and the Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(i)           Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(j)           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(k)          Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(l)           Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(m)         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(n)          Loan Documents.  This Amendment and the documents related thereto shall constitute Loan Documents.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

Nabriva Therapeutics Public Limited Company

GIVEN under the COMMON SEAL of

NABRIVA THERAPEUTICS PUBLIC LIMITED COMPANY

and DELIVERED as a DEED:

/s/ Gary Sender
Gary Sender
Authorized Signatory

[Third Amendment to Loan and Security Agreement]

Nabriva Therapeutics Ireland Designated Activity Company

SIGNED AND DELIVERED as a Deed

for and on behalf of

NABRIVA THERAPEUTICS IRELAND DESIGNATED ACTIVITY COMPANY

by its lawfully appointed attorney

GARY SENDER

/s/ Gary Sender
Signature of Attorney

in the presence of:

/s/ Robert Crotty
Signature of Witness

Attorney
Occupation of Witness

1000 Continental Drive, King of Prussia, PA
Address of Witness

[Third Amendment to Loan and Security Agreement]

GUARANTORS:

NABRIVA THERAPEUTICS GMBH

By:	/s/ Mihovil Spoljaric
Name: Mihovil Spoljaric
Title: Managing Director

NABRIVA THERAPEUTICS US, INC.

By:	/s/ Gary Sender
Name: Gary Sender
Title: Treasurer

ZAVANTE THERAPEUTICS, INC.

By:	/s/ Gary Sender
Name: Gary Sender
Title: Treasurer

[Third Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.,
as Agent

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Associate General Counsel

[Third Amendment to Loan and Security Agreement]

LENDER:

HERCULES CAPITAL, INC.,
as Lender

By:	/s/ Jennifer Choe
Name: Jennifer Choe
Title: Associate General Counsel

[Third Amendment to Loan and Security Agreement]